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                                                                 Exhibit 8.1(A)

             [LETTERHEAD OF ORRICK, HERRINGTON & SUTCLIFFE LLP]


                                 July 24, 1998


Caterpillar Financial Funding Corporation
Greenview Plaza
2950 East Flamingo Road, Suite C-3B
Las Vegas, Nevada  89121

     Re: Caterpillar Financial Asset Trust 1998-A
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Ladies and Gentlemen:

     We have advised Caterpillar Financial Funding Corporation (the "Registrant") with respect to certain federal income tax aspects of the issuance of Asset Backed Notes (the "Notes") and Asset Backed Certificates (the "Certificates") by Caterpillar Financial Asset Trust 1998-A (the "Trust"). Such advice conforms to the description of selected federal income tax consequences to holders of the Securities that appears under the headings "Federal Income Tax Consequences" in the prospectus (the "Prospectus") and "Federal Income Tax Consequences and Treatment of Trust as a FASIT" in the prospectus supplement (the "Prospectus Supplement") forming a part of the Registration Statement on Form S-3 (the "Registration Statement") as filed by the Registrant with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act") on the date hereof, for registration of the Securities under the Act. Such description does not purport to discuss all possible income tax ramifications of the proposed issuance, but with respect to those tax consequences which are discussed, in our opinion the description is accurate in all material respects. Further, we hereby confirm and adopt (i) our opinions under the heading "Federal Income Tax Consequences" in the Prospectus and under the heading "Federal Income Tax Consequences and Treatment of Trust as a FASIT" in the Prospectus Supplement that the Notes will be treated as debt and that the Trust will not be an association or publicly traded partnership taxable as a corporation for federal income tax purposes, and (ii) our opinions under the heading "Federal Income Tax Consequences and Treatment of Trust as a FASIT" in the Prospectus Supplement that the Trust will constitute one or more FASITs for federal income tax purposes and that the Notes will constitute "regular interests" in a FASIT for such purposes. All capitalized terms used herein that are not otherwise defined have the meanings as set forth in the Prospectus and Prospectus Supplement, as applicable.

     This opinion letter is based on the facts and circumstances set forth in the Prospectus and the Prospectus Supplement and assumes that the Securities are issued at the Closing in the manner and pursuant to the documents contemplated therein, and compliance by the parties thereto with the provisions thereof. We have assumed the truth, accuracy and completeness of the information, factual matters, and representations contained in the Prospectus, Prospectus Supplement, and documents and certificates relating to the issuance of the Securities.

     We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name wherever appearing in the Registration Statement, the Prospectus and the Prospectus Supplement contained therein. In giving such consent, we do not consider that we are "experts," within the meaning of the term as used in the Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion letter as an exhibit or otherwise.

                 Very truly yours,

                 /s/ ORRICK, HERRINGTON & SUTCLIFFE LLP
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                     ORRICK, HERRINGTON & SUTCLIFFE LLP